Exhibit 99.1

Empery Digital Adopts Limited-Duration Shareholder Rights Plan

Board Takes Action in Response to ATG Capital’s Rapid Stock Accumulation

Board Increases Share Repurchase Program

AUSTIN, Texas – February 3, 2026 – Empery Digital Inc. (NASDAQ: EMPD) (the “Company” or “Empery Digital”) today announced that its Board of Directors (the “Board”) has adopted a limited-duration shareholder rights plan (the “Rights Plan”) to protect the best interests of all Empery Digital shareholders. The Rights Plan is effective immediately and will expire on February 2, 2027. The Board may consider an earlier termination of the Rights Plan if circumstances warrant. Should the Board seek to extend or renew the Rights Plan, it will put such extension or renewal to a shareholder vote at the next annual meeting of stockholders.

The limited-duration Rights Plan was adopted in response to the rapid and significant accumulation of Empery Digital stock by ATG Capital Opportunities Fund LP (together with its affiliates, “ATG Capital”) without any statement, public or private, with respect to its intentions. ATG Capital initially disclosed that it had acquired approximately 5.6% of the Company’s outstanding shares in a securities filing on January 26, 2026. Pursuant to securities filings made on January 28, 2026 and January 30, 2026, ATG Capital disclosed that it had already increased its ownership in the Company beyond 10%.

The Rights Plan, which is designed to allow the Company’s shareholders to realize the long-term value of their investment, reduces the likelihood that any person or group could gain control of the Company through open market or private accumulation of Empery Digital shares without appropriately compensating shareowners for such control or providing management or the Board sufficient time to make informed decisions. The Rights Plan applies equally to all current and future shareholders and is not intended to deter offers or preclude the Board from considering offers that are fair and otherwise in the best interest of the Company’s shareholders. The Rights Plan automatically expires upon the completion of “qualifying offers” for all of the outstanding shares of common stock that are supported by the holders of two-thirds of the Company’s stock. The Rights Plan does not contain any dead-hand, slow-hand, no-hand or similar feature that limits the ability of a future Board of Directors to redeem the rights.

“Adopting this limited-duration rights plan is a prudent step designed to protect the interests of all of our shareholders,” said Ryan Lane, Chairman of the Board. “The Company is committed to engaging in constructive dialogue with all of our investors regarding our plans for the business, including our capital allocation plans and avenues for delivering superior long-term value to our shareholders. As outlined in our press release yesterday, we intend to maximize share repurchases in our continued effort to address the gap between the Company’s enterprise value and its net asset value.”

The Rights Plan is similar to plans adopted by other publicly traded companies. Pursuant to the Rights Plan, Empery Digital is issuing one right (“Right”) for each share of common stock as of the close of business on February 13, 2026. The Rights will initially trade with Empery Digital common stock and will generally become exercisable only if any person (or any persons acting as a group) acquires 12.5% or more of the Company’s outstanding common stock, or 20% for certain passive investors (the “triggering percentage”). The Rights Plan does not restrict the ownership of cash-settled derivatives that do not convey voting rights. The Rights Plan does not aggregate the ownership of shareholders “acting in concert” unless and until they have formed a group under applicable securities laws. If the rights become exercisable, all holders of rights (other than any triggering person) will be entitled to acquire shares of common stock at a 50% discount or the Company may exchange each right held by such holders for one share of common stock. Under the Rights Plan, any person which currently owns more than the triggering percentage may continue to own its shares of common stock but may not acquire any additional shares without triggering the Rights Plan. Except as provided in the Rights Plan, the Board is entitled to redeem the rights at $0.00001 per right.

Additionally, the Company today announced that its Board of Directors has approved an increase in the previously authorized share repurchase program from $150 million to $200 million (the “Share Repurchase Program”). As of February 2, 2026, an aggregate of 14,264,933 shares of the Company’s Common Stock have been repurchased by the Company under the Share Repurchase Program at an average purchase price per share of $6.90. Following this increase, approximately $102 million remains available under the Share Repurchase Program. Management remains committed to maximizing shareholder value for its shareholders through accretive share repurchases at prices below net asset value (NAV).

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Further details about these transactions will be contained in a Form 8-K to be filed by Empery Digital with the SEC.

Ropes & Gray LLP is acting as legal advisor to Empery Digital.

About Empery Digital

Empery Digital empowers progress by unlocking the transformative potential of digital asset management through blockchain. The Company employs a bitcoin treasury strategy focused on aggregating bitcoin and maximizing bitcoin per share while working to build a future where blockchain is the foundation of growth through transparency, efficiency, and accountability. As a company they apply themselves relentlessly by making disciplined decisions that drive long-term value for shareholders. For them, Bitcoin is not just another crypto format and blockchain isn’t just another tool, they’re fundamental drivers of progress.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including statements relating to the operation or effects of the rights plan, statements relating to the sale of bitcoin and use of proceeds for repaying outstanding debt and share repurchases and whether it will increase NAV per share, whether we will be able to continue to generate proceeds from derivative trades and whether we will be able to continue reducing corporate expenses. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, changes in business, market, financial, political and regulatory conditions; risks relating to the Company’s operations and business, including the highly volatile nature of the price of Bitcoin and other cryptocurrencies; the risk that the Company’s stock price may be highly correlated to the price of the digital assets that it holds; risks related to increased competition in the industries in which the Company does and will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the treatment of crypto assets for U.S. and foreign tax purpose, as well as those risks and uncertainties identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and other information the Company has or may file with the U.S. Securities and Exchange Commission, including those identified under the heading “Risk Factors” in the Company’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2025, June 30, 2025 and September 30, 2025.We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Empery Digital Contacts
For Sales: sales@emperydigital.com
For Investors: investors@emperydigital.com
For Marketing: marketing@emperydigital.com

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